Exhibit 5: Opinion of Kilpatrick Townsend & Stockton LLP

[LETTERHEAD OF KILPATRICK TOWNSEND & STOCKTON LLP]

May 15, 2015

Board of Directors

The Community Financial Corporation

3035 Leonardtown Road

Waldorf, Maryland 20601

Re:       The Community Financial Corporation 2015 Equity Compensation Plan

Board Members:

We have been requested by The Community Financial Corporation, an Maryland corporation (the “Company”), to issue our opinion in connection with the registration of shares of the Company’s common stock, par value $0.01 per share, under the Securities Act of 1933, as amended (the “Securities Act”). The registration statement on Form S-8 (the “Registration Statement”) covers 400,000 shares of Company Common Stock that may be issued upon the exercise of stock options, stock settlement of stock appreciation rights or the vesting of stock awards under The Community Financial Corporation 2015 Equity Compensation Plan (the “Plan”).

We have made such legal and factual examinations and inquiries as we have deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed but have not verified (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity with the originals of all documents supplied to us as copies; and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiaries.

Based on the foregoing, and limited in all respects to Maryland law, it is our opinion that the shares reserved for issuance under the Plan are duly authorized and upon payment for such shares and issuance in the manner described in the Plan, the shares will be validly issued, fully paid and nonassessable.

We note that, although certain portions of the Registration Statement (the financial statements and schedules) have been included therein (through incorporation by reference) on the authority of “experts” within the meaning of the Securities Act, we are not experts with respect to any portion of the Registration Statement, including, without limitation, the financial statements or schedules or the other financial information or data included therein.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement on Form S-8, and we consent to the use of the name of our firm under the heading “Interests of Named Experts and Counsel” therein.

Very truly yours,

KILPATRICK TOWNSEND & STOCKTON LLP

/s/ Scott A. Brown
Scott A. Brown, a Partner